As Filed with the Securities and Exchange Commission on January 14, 2011	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	3490 (Primary Standard Industrial Classification Code Number)	11-3737500 (I.R.S. Employer Identification Number)

No. 27, Wang Gang Road
Jin Nan (Shuang Gang) Economic and
Technology Development Area
Tianjin, People’s Republic of China 300350
(86) 22-2858-8899

 (Address including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wang Chen
Chief Executive Officer
No. 27, Wang Gang Road
Jin Nan (Shuang Gang) Economic and Technology Development Area
Tianjin, People’s Republic of China 300350
(86) 22-2858-8899

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Benjamin A. Tan, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone (212) 930-9700
Facsimile (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.001 per share(4)	360,655	5.90	2,127,864.50	247.05
Common Stock Underlying Preferred stock, par value $0.001 per share(5)	3,943,684	5.90	23,267,735.60	2,706.38
Common Stock Underlying Warrants(6)	4,732,422	5.90	27,921,289.80	3,241.66
Total	9,036,761		$53,316,889.90	$6,190.09

(1)
Includes an aggregate of 360,655 shares of common stock and 8,676,106 shares of common stock underlying shares of Series A Convertible Preferred Stock and warrants that were previously registered on a post-effective amendment to the Form S-1 filed with the SEC on September 4, 2009 and effective on November 12, 2009.

(2)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, and in order to prevent dilution, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant’s common stock.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($5.99) and low ($5.81) prices of the Registrant’s common stock reported on the Nasdaq Stock Market, LLC on January 13, 2011, which was within five business (5) days of the date of the filing hereof.

(4)	Consists of 360,655 shares of our common stock held by selling stockholders prior to the completion of the reverse merger that closed on June 9, 2008.

(5)	Consists of 3,943,684 shares of common stock issuable to the selling stockholders upon conversion of the Series A Preferred Stock that they purchased in the private placement.

(6)	Consists of 4,732,422 shares of common stock issuable to the selling stockholders upon exercise of warrants to purchase common stock that they purchased in the private placements.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated January 14, 2011)

PROSPECTUS

Shengkai Innovations, Inc.

9,036,761 Shares
(including shares of common stock underlying Series A Convertible Preferred Stock and warrants)
Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 9,036,761 shares of our common stock (the “Shares”), including shares that they may acquire from us upon conversion of our Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), or upon exercise of Series A Warrants (the “Warrants”).  All of the 9,036,761shares of common stock offered under this prospectus herein were previously registered and offered under a prospectus dated November 30, 2009.

The Shares, Series A Preferred Stock and Warrants have already been issued to the selling stockholders in two private placement transactions closed June 10, 2008 and July 18, 2008, both of which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

The Series A Preferred Stock are convertible into common stock at the rate of one share of common stock for each share of Series A Preferred Stock (subject to adjustment). The Warrants are exercisable for common stock at the rate of 1.2 shares of common stock issuable upon conversion of the Warrants, with an exercise price of $3.52 per share (subject to adjustment) and expire five years after issuance (equivalent to June 10, 2013 or July 18, 2013).

Information regarding the selling stockholders and the manner in which they acquired their shares, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

All of the securities offered by this prospectus may be sold from time to time by or on behalf of the selling stockholders. The prices at which the selling stockholders may sell their shares of our common stock will be determined by the prevailing market price for the shares or in negotiated transactions.

We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock other than the exercise price of the outstanding Warrants if and when the warrants are exercised. Under the terms of the Warrants, cashless exercise is permitted only if the resale of the warrant shares by the holder is not covered by an effective registration statement.  We intend to use any cash proceeds received from the exercise of Warrants for working capital and other general corporate purposes. We cannot assure you that any of the Warrants will ever be exercised for cash or at all. We will pay the cost of the preparation of this prospectus, which is estimated at $71,232, but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Global Market under the symbol “VALV”. On January 13, 2011, the last reported sales price for our common stock was $5.94 per share.

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. The selling stockholders may also sell their shares in transaction that are not in the public market in the manner set forth under “Plan of Distribution.”

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated ___________, 2011

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus.  If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements, including the notes to the financial statements appearing elsewhere in this prospectus.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the Renminbi.

References to “PRC” are to the People’s Republic of China.

References to “Shengkai” are to Tianjin Shengkai Industrial Technology Development Co. Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “we,” “the Company”, “our” and “us” refer collectively to (i) Shengkai Innovations, Inc. (formerly known as “Southern Sauce Company, Inc.”), (ii) the subsidiaries of the Company, Shen Kun International Limited, a British Virgin Islands limited liability company (“Shen Kun”), Shengkai (Tianjin) Limited, a wholly foreign-owned enterprise under the laws of the PRC (“SK WFOE”), and Shengkai (Tianjin) Trading Ltd., a wholly-owned subsidiary of SK WFOE incorporated under the laws of the PRC, and (iii) Shengkai.

References to Shengkai’s “registered capital” are to the equity of Shengkai, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The nature of our business makes predicting the future trends of our revenue, expenses, and net income difficult. Thus, our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. The risks and uncertainties involved in our business could affect the matters referred to in any forward-looking statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the following:

•	the effect of political, economic, and market conditions and geopolitical events;

•	legislative and regulatory changes that affect our business;

•	the availability of funds and working capital;

•	the actions and initiatives of current and potential competitors;

•	investor sentiment; and

•	our reputation.

Except as required under applicable securities laws, we do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, except as required under applicable securities law, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by any forward-looking statements.

SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading "Risk Factors" beginning on page 5.

ABOUT SHENGKAI INNOVATIONS

Business Overview

Shengkai Innovations, Inc. is the controlling company of Tianjin Shengkai Industrial Technology Development Co., Ltd. (“Shengkai”). We believe that Shengkai is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 150mm or more. Our product categories include a broad range of valves in all industries that are sold throughout China, to Europe, North America, Middle East and other countries in the Asia-Pacific region. Totaling over 400 customers, Shengkai became a supplier of China Petroleum & Chemical Corporation (“CPCC” or “Sinopec”) in 2005 and a member of the PetroChina Co. Ltd. (“PetroChina”) supply network in 2006. Shengkai is currently the only domestic ceramic valve manufacturer entering into the CPCC and PetroChina supply system, after a six-year application process.

Shengkai develops ceramic products with more than 730 types and specifications in 34 series, under nine categories. Of these, PRC national patents have been obtained for 24 products, and applications for ten more have been filed with and are pending approval from the China State Intellectual Property Office. Presently, the technology of most other domestic and overseas industrial ceramic valves manufacturers limits production to small-bore ball valves with 150mm caliber or less. In contrast, Shengkai produces a variety of ceramics in every category (gate valve, ball valve, back valve, adjustable valve, cut-off valve and special valve) and produces more than 730 specifications that sustain a maximum pressure level of 42MPa. The largest ceramic valve caliber produced by Shengkai is 1,000mm.

Our Competitive Advantages

At present, based on our experience in and knowledge of the ceramic valve industry in China, we believe that we are the leading producer of ceramic valves in China. Given our early entry into the ceramic valve market, we believe we enjoy a leading position in China because of our head start in ceramic material technology and valve assembly.

Presently, the technology of other domestic and overseas industrial ceramic valve manufacturers are limited production of small-bore ball valves with pressure levels below 2.5MPa. In contrast, Shengkai produces a variety of ceramics in every category (gate valve, ball valve, back valve, adjustable valve, cut-off valve and special valve) and produce more than 730 specifications that sustain a maximum pressure level of 42MPa. The largest ceramic valve caliber produced by Shengkai is 1,000mm; currently, we believe that other manufacturers in the world only produce ceramic ball valves and ceramic adjustable valves with 150mm caliber or less. We believe that Shengkai’s ability to produce a comprehensive category of high-quality ceramic products, together with our self-developed ceramic processor, leak-proof valve sealing technology and strong technology development capacity, set us apart from our domestic and international competitors.

Shengkai will further strengthen cooperation with colleges and universities, so as to better integrate our practical experience with the intellectual resources of the universities.

Our Future Goals and Expansion Plans

We have the following near-term goals:
•
Develop new technology for the industry.  We plan to increase investment in technology development and continue conducting research on engineering structural ceramics that will advance the ceramic industrial valve market.

•	Lower production costs. We plan to digitalize our machinery and streamline our valve production so as to lower the production cost of ceramic valves and hasten their substitution for metal valves.

•
Internationalization.  We have started to gain brand awareness in the overseas valve market. As such, we will keep expanding market share in the international market via well-known foreign agents, so as to enhance sales volume and profit in the international market.

We broke ground for our new facility in March 2009. The new manufacturing plant was completed in June 2010 and commercial production at this new facility began in September 2010. Our headquarters building was also completed in September 2010. The new facility is expected to increase production capacity to 24,000 sets of valves per year based on operations of one shift. Construction funds for the new manufacturing facility was obtained from two private placement transactions in 2008 and from cash flow generated from operations. If we reach 100% production capacity at the new facility, we may further increase our production capacity by adding shifts for some of the production processes and acquire additional machines to support the additional capacity.

Our Corporate Information

We maintain our corporate headquarters at No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area, Tianjin, People’s Republic of China 300350. Our telephone number is (86) 22-5883-8509 and our facsimile number is (86) 22-5883-8555. We also have a website at www.shengkaiinnovations.com .. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Issuance of Securities to the Selling Stockholders

On June 9, 2008, we acquired control of Shengkai through a “reverse merger” transaction. Through the reverse merger we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are now in the business of manufacturing ceramic valves in China. In connection with the reverse merger, on June 11, 2008 we closed a financing in which we sold to investors Units (the “Units ”) for aggregate gross proceeds of $15,000,000, at a price of $2.5357 per Unit (the “June 2008 Financing”). Each Unit consists of one share of Series A Preferred Stock, convertible into one share of common stock, par value $0.001 per share (the “common stock”), and one Warrant to purchase common stock equal to 120% of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock. We received $13,181,791 as net proceeds from this financing.

Additionally, on July 18, 2008, we sold to Blue Ridge Investments, LLC Units for aggregate gross proceeds of $5,000,000, at a price of $2.5357 per Unit (the “July 2008 Financing”). Each Unit consists of one Series A Preferred Stock and one Warrant. We received $4,613,790 as net proceeds from this financing. The June 2008 Financing, together with the July 2008 Financing, are collectively referred to herein as the “Private Placements.”

In order to induce the investors in the Private Placements to purchase our securities, we agreed to register their stock for resale with the SEC. Out of the total 17,636,304 shares underlying the Series A Preferred Stock and Warrants, we originally registered 8,818,152 of the shares, in addition to 1,304,750 shares of our common stock held by selling stockholders prior to the completion of the reverse merger, pursuant to a Form S-1 (File No. 333-152863) declared effective on August 21, 2008, and by a post-effective amendment declared effective on November 12, 2009.

Pursuant to certain lock-up agreements, dated November 2, 2010, as amended, Blue Ridge Investments, LLC and Vision Opportunity China LP agreed, for a period of 180 days commencing on November 19, 2010, not to (i) offer, sell, contract to sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, including but not limited to the shares of common stock underlying the series A preferred stock and warrants issued by us to Blue Ridge Investments, LLC and Vision Opportunity China LP in a private placement in June 2008 or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to the Series A Preferred Stock and Warrants, or otherwise enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, subject to customary exceptions. Blue Ridge and Vision may transfer shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock during the lock-up period in private transactions, provided that (i) any such transfer would not be subject to any disclosure requirements under Sections 13(d), 13(g) or 16 of the Exchange Act, and no such disclosure is voluntarily made and (ii) the transferee agrees to abide by the terms of the lock-up agreements executed by Blue Ridge Investments, LLC and Vision Opportunity China LP, respectively. Three months from November 19, 2010, Blue Ridge Investments, LLC and Vision Opportunity China LP may offer, sell, contract to sell or otherwise transfer or dispose on a monthly basis shares of our common stock underlying the Series A Preferred Stock up to an amount equal to one-twelfth of the total number of shares of common stock underlying the Series A Preferred Stock so long as the sale price of each underlying share exceeds $5.50.

Plan of Distribution

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions, including gifts;

•	covering short sales made after the date of this prospectus.

•	pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method of sale permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than pursuant to this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders and their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholders propose to sell shares to an underwriter, we will be required to amend this prospectus to reflect the terms of the underwritten offering.

The selling stockholders may pledge shares to brokers under the margin provisions of customer agreements. If the selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event the selling stockholders is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and the broker-dealer.

The Offering

Common Stock being offered by Selling Stockholder:
9,036,761 (including up to 360,655 shares of common stock, 3,943,684 shares of common stock underlying certain shares of Series A Preferred Stock and 4,732,422 shares of common stock underlying certain Warrants).

Limitation on Issuance of Common Stock:	The holders of the warrants cannot exercise their warrants to the extent that such exercise would result in the holders and their affiliates owning more than 9.9% of our outstanding common stock.

Outstanding Shares of Common Stock:	26,706,611 shares

Common Stock to be Outstanding after the offering (assuming all the Series A Preferred Stock and Warrants covered by the offering have been either exercised or converted):	35,743,372 shares

Use of Proceeds:
In the event that any selling stockholders exercise all of the Warrants for which the underlying shares are registered, we would receive the exercise price which would total approximately $16,658,125 if and when the Warrants are exercised. The proceeds from the exercise of the Warrants are subject to adjustment in the event of a change in the exercise price of the Warrants. We cannot assure you that any of the Warrants will be exercised. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our securities. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2010 and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” above.

Risks Related to Our Business and Industry

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to May 30, 2008, our business was operated through Shengkai. Under the present structure, although there is no change in personnel, we have agreements with Shengkai pursuant to which we manage and derive the profit from Shengkai’s business by providing the exclusive supporting services from SK to Shengkai. It is possible that the change in our business structure may impair our ability to operate our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Round-Trip Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. Failure to comply with the requirements of Circular 75 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe we comply with the applicable regulations. Currently, Wang Chen, Guo Wei, Zhao Yanqiu, Ji Haihong, Zhang Ying, Miao Yang, Chen Fang, Wu Yanping and Liu Naifan are PRC residents who, in accordance with Circular 75, have each completed registration with the Tianjin branch of SAFE for the foreign exchange of overseas investment. We cannot however assure you that, if challenged by government agencies, the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by such PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our principal stockholder has the power to control our business.

Our principal stockholder, Long Sunny Limited, owns approximately 65.15% of our common stock as of January 4, 2011. As a result, Long Sunny Limited essentially has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.

Because we may require additional financing to expand our operations, our failure to obtain necessary financing may impair our operations.

At September 30, 2010, we had working capital of approximately $25,132,843. Our capital requirements in connection with the development of our business are significant. During the three months ended September 30, 2010, we spent approximately $10,871,739 for the purchase of raw materials and supplies and equipment and other fixed assets, of which $5,329,240 was used to purchase raw materials and supplies and $5,542,499 was used to purchase equipment and other fixed assets. The remaining payments for the expenditures committed under related construction contracts as well as certain utility installation and related auxiliary engineering projects for the new facility approximated $8,498,728 as of September 30, 2010, which will be settled by the end of calendar year 2010.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

Because our products are marketed both in the domestic and international markets, we are subject to both domestic and international competition.

Shengkai faces two types of competitors: (i) manufacturers of metal valves, which currently still represent the majority market share in the entire valve market, competing with ceramic valves with its lower price; and (ii) Chinese and international companies that are better known and have greater financial resources than we have. Many of the international companies, in particular, have longer operating histories and have more established relationships with customers and end users. Three of our international competitors also may have a greater ability to attract and retain users than we do because they are engaged in major markets of general industrial products and cutting edge technology fields. If our competitors are successful in providing similar or better valve products or make their services easier to access, we could experience a decline in demand for our products.

An increase in the cost of raw materials will affect sales and revenues.

Raw materials required for valve production includes metal materials and ceramic materials like aluminum oxide and zinc oxide; a large number of spare parts in various specifications are also purchased during production. Any increase in the prices of these raw materials will affect the price at which we can sell our product. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in China and other countries in which our products are sold. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Because we depend on third parties to market our products in the international market, any problems encountered by these third parties could affect our sales.

Although the market for valve products is international, most of our products are sold to companies in the PRC. We do not have any offices outside of the PRC, and we depend on other companies to market our products in the international market. As a result, we are dependent upon third parties, over which we have no control, to develop and implement an international marketing effort. Any problems encountered by these third parties, including potential violations of laws of the PRC or other countries, may affect their ability to sell our products which would, in turn, affect our net sales.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain or motivate key personnel or hire qualified personnel, our business may be severely disrupted if we lose their services.

Our performance largely depends on the talents and efforts of highly skilled individuals and in particular, the technology and expertise held by our Chief Executive Officer, Wang Chen. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

We do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Our chief executive officer is a party to certain contractual agreements. However, if any disputes arise between our executive officer and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

Because we have inadequate insurance coverage in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC. We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Our Chief Executive Officer controls us through his position and stock ownership and his interests may differ from other shareholders.

Since the exercise on August 5, 2009 of a call option agreement entered into on June 9, 2008 by and between Wang Chen and Li Shaoqing, our Chief Executive Officer, Mr. Wang, beneficially owns approximately 65.15% of our common stock through his 100% holding in Long Sunny Limited. As a result, Mr. Wang will be able to control the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Mr. Wang’s interests may differ from that of other shareholders.

Additionally, Mr. Wang and our director, Guo Wei, are husband and wife and as such their interests may not be independent from one another.

Our operations may be adversely affected by the unilateral decision making structure of Shengkai, the entity through which we operate our business.

Mr. Wang Chen currently serves as executive director of Shengkai. Shengkai’s Articles of Association provides for its governance by an executive director, instead of a board of directors, to be appointed by Shengkai’s shareholders. The PRC Company Act permits PRC companies with a smaller number of shareholders or registered capital to be governed by a sole executive director. Pursuant to Shengkai’s Articles of Association, the executive director’s actions are overseen by a supervisor, Guo Chuanji, who holds no interest in the Company. Notwithstanding such supervision, the governance of Shengkai by a single executive director could result in inadequately vetted business decisions that could negatively affect the performance of our operations.

We rely on energy and transportation services or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

Our systems are heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

  If we fail to obtain all required licenses, permits, or approval, we may be unable to expand our operations.

Before we can develop certain products, we must obtain a variety of approvals from local and municipal governments. There no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

If we fail to obtain final approval for our new facility, we may be unable to continue production at our new facility.

Commercial production at our new facility began in September 2010. If we fail to obtain final governmental approval for the new facility, we may be unable to continue production at this facility, which would make us unable to increase our production capacity. Our inability to achieve our expansion plans would materially and adversely affect our financial condition and operating results.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Because the holders of our warrants have cashless exercise rights, we may not receive proceeds from the exercise of the outstanding warrants if the underlying shares are not registered.

The holders of our warrants have cashless exercise rights, which provide them with the ability to receive common stock with a value equal to the appreciation in the stock price over the exercise price of the warrants being exercised. This right is not exercisable prior to December 10, 2009 (in the case of warrants issued in connection with our June 2008 financing) or January 18, 2010 (in the case of warrants issued in connection with our July 2008 financing). Thereafter the right is only exercisable if the underlying shares are not subject to an effective registration statement. To the extent that the holders exercise the cashless exercise rights, we will not receive any proceeds on exercise of warrants.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Most of our revenues are denominated in Renminbi, which is not freely convertible for capital account transactions and may be subject to exchange rate volatility.

We are exposed to the risks associated with foreign exchange controls and restrictions in China, as our revenues are primarily denominated in Renminbi, which is currently not freely exchangeable. The PRC government imposes control over the convertibility between Renminbi and foreign currencies. Under the PRC foreign exchange regulations, payments for “current account” transactions, including remittance of foreign currencies for payment of dividends, profit distributions, interest and operation-related expenditures, may be made without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to “capital account” transactions, such as direct foreign investment and foreign currency loans. These capital account transactions must be approved by, or registered with, the relevant branch of the PRC State Administration of Foreign Exchange, or SAFE. Further, capital contribution by an offshore shareholder to its PRC subsidiaries may require approval by the Ministry of Commerce in China or its local counterparts. We cannot assure you that we are able to meet all of our foreign currency obligations to remit profits out of China or to fund operations in China.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142, to regulate the conversion by foreign invested enterprises, or FIEs, of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may be used only for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Compliance with Circular 142 may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of Renminbi against U.S. dollar, which is continuing. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our common shares in foreign currency terms.

For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as (0.8)%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our common shares. Under China’s existing foreign exchange regulations, we are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The People’s Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our shareholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the PRC government may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the PRC government will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, except the collective lands, other lands are state owned and granted to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

A downturn in the economy of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because PRC law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

PRC law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

  It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

China’s legal system is different from those in some other countries.

China is a civil law jurisdiction. Under the civil law system, prior court decisions may be cited as persuasive authority but do not have binding precedential effect. Although progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade, China’s legal system remains less developed than the legal systems in many other countries. Furthermore, because many laws, regulations and legal requirements have been recently adopted, their interpretation and enforcement by the courts and administrative agencies may involve uncertainties. Sometimes, different government departments may have different interpretations. Licenses and permits issued or granted by one government authority may be revoked by a higher government authority at a later time. Government authorities may decline to take action against unlicensed operators which may work to the disadvantage of licensed operators, including us. The PRC legal system is based in part on government policies and internal rules that may have a retroactive effect. We may not be aware of our violation of these policies and rules until some time after the violation. Changes in China’s legal and regulatory framework, the promulgation of new laws and possible conflicts between national and provincial regulations could adversely affect our financial condition and results of operations. In addition, any litigation in China may result in substantial costs and diversion of resources and management attention.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a New Enterprise Income Tax Law, or the New EIT Law, which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with de facto management bodies within China is considered a resident enterprise, meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by such resident enterprises whose controlling shareholder is the PRC enterprise or enterprise group will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC tax authorities.

Although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as tax-exempt income, we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the competent PRC authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

Any failure to comply with PRC environmental laws may require us to incur significant costs.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control such waste. In addition, such enterprises are required to pay fines, or to cease operations entirely under extreme circumstances, should they discharge waste substances. The PRC government may also change the existing laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures, which we may be unable to pass on to our customers through higher prices for our products.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our common shares and our share price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common shares.

Risks Related to Ownership of our Common Stock

The trading price for our common stock has been and may continue to be volatile.

The market price of our common stock has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including enforcement of existing laws, innovation and technological changes, the emergence of new competitors, the perception of desirability of investing in Chinese companies, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

We have been required to amend our articles of incorporation to provide for a class of preferred stock. As a result, the board of directors may, without shareholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future. Without the consent of the holders of 75% of the outstanding Series A Preferred Stock, we may not alter or change adversely the rights of the holders of the Series A Preferred Stock or increase the number of authorized shares of Series A Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Preferred Stock, amend our articles of incorporation in breach of these provisions or agree to any of the foregoing.

The issuance of shares through our stock compensation plans may dilute the value of existing shareholders and may affect the market price of our stock.

We have used, and in the future we may further use stock options, stock grants and other equity-based incentives, either pursuant to the 2010 Incentive Stock Plan or outside of the 2010 Incentive Stock Plan, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing shareholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, the annual assessment of our internal controls requirement applied to our annual report for the 2009 fiscal year and we believe that the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

The issuance and sale of the common stock issuable upon conversion of the Series A Preferred Stock and exercise of Warrants could result in a change of control.

Subject to certain lock-up limitations on the conversion of the Series A Preferred Stock or exercise of Warrants by Blue Ridge Investments, LLC and Vision Opportunity China LP, if we issue all of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of Warrants, the 17,636,202 shares of common stock so issuable would constitute approximately 39.77% of our then outstanding common stock. The percentage would increase to the extent that we are required to issue any additional shares of common stock upon conversion of the Series A Preferred Stock pursuant to the anti-dilution and adjustment provisions and pursuant to the liquidated damages provisions of the registration rights agreements executed in connection with the Series A Preferred Stock. Any sale of all or a significant percentage of those shares to a person or group could result in a change of control.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of their common stock. If the selling stockholders exercise any Warrants, we will receive the amount of the exercise price. The maximum total exercise price is approximately $16,658,125, which we would receive only if all of the Warrants for which the underlying shares of common stock are being registered were exercised at their present exercise price, which is $3.52 per share. Any proceeds which we receive from the exercise of the Warrants would be used for working capital and general corporate purposes. We cannot assure you that any of the warrants will be exercised.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of January 4, 2011, we had approximately 26,706,611 shares of common stock issued and outstanding.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Preferred Stock

We may issue up to 15,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, of which 10,000,000 shares have been designated as Series A Preferred Stock. As of the date of this prospectus, 6,987,368 shares of Series A Preferred Stock are issued and outstanding, representing all of our outstanding preferred stock. Under the certificate of designation for the Series A Preferred Stock:

Conversion and anti-dilution:  Each share of Series A Preferred Stock is convertible into one share of our Common Stock at a conversion price of $2.5357 per share. For a period of two (2) years from the issuance of the Series A Preferred Stock, the holders of Series A Preferred Stock have full ratchet anti-dilution protection, and until all shares of Series A Preferred Stock have been converted thereafter, the holders have weighted-average anti-dilution protection. Based on these anti-dilution provisions, each outstanding share of Series A Preferred Stock will be convertible into more than one share of common stock if, during the covered periods, we issue or sell shares, other than as part of certain exempt issuances, by issuing stock to new investors for less than the purchase price per share paid for the Series A Preferred Stock. At no time may a holder of Series A Preferred Stock convert those shares if as a result of the conversion, that holder would beneficially own more than 9.9% of our common stock outstanding at that time. A holder may, however, waive this provision by providing us with 61 days’ notice that such holder wishes to waive this restriction with regard to any or all shares of common stock issuable upon conversion of such holder’s Series A Preferred Stock.

Voting: Holders of Series A Preferred Stock have the following voting rights:

•
Holders of the Series A Preferred Stock vote on an “as converted” basis, together with the common stock, as a single class, in connection with any proposal submitted to stockholders to: (i) increase the number of authorized shares of capital stock, (ii) approve the sale of any of our capital stock, (iii) adopt an employee stock option plan, or (iv) effect any merger, consolidation, sale of all or substantially all of our assets, or related consolidation or combination transaction.

•	Holders of the Series A Preferred Stock vote together as a separate class on all matters that impact the rights, value, or ranking of the Series A Preferred Stock.

Liquidation Preference: Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of Series A Preferred Stock are entitled to a preference of $2.5357 per share. The holders of Series A Preferred Stock rank (a) senior to the common stock and to any other class or series of stock issued by us not designated as ranking senior to or pari passu with   the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event and (b) pari passu with any other class or series of our stock , the terms of which specifically provide that such class or series will rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Dividends : The holders of Series A Preferred Stock are not entitled to dividends unless we pay dividends, in cash or other property, to holders of outstanding shares of common stock. If we pay dividends, each outstanding shares of Series A Preferred Stock will entitle its holder to receive dividends, out of available funds, equal to the amount of dividends payable on the number of shares of common stock into which each share of Series A Preferred Stock would be convertible as of the record date, if such share of Series A Preferred Stock had been converted to Common Stock.

Subject to the foregoing, our articles of incorporation, as amended, authorize our Board of Directors to issue additional preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our articles of incorporation, as amended. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Global Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Shengkai Innovations, Inc.

Warrants

In connection with the June 2008 Financing and the July 2008 Financing, we issued Warrants to Vision Opportunity China LP, Blue Ridge Investments, LLC, and to Mass Harmony Asset Management Limited for the purchase of 7,098,632, 2,366,211, and 284,091 shares of common stock, respectively, for a term of 5 years from issuance, at an exercise price of $3.52 per share.

At any time after 18 months following the date of issuance, the warrantholders are entitled to exercise the Warrants on a cashless basis if we do not have an effective registration statement to cover the common stock underlying the Warrants. The number of shares of common stock that each holder shall be entitled to upon exercise of the Warrant on a cashless basis shall be computed using the following formula:

X = Y -	(A)(Y)
B

Where                      X =           the number of shares of common stock to be issued to the holder.

Y =	the number of shares of Non-Registered Warrant Stock purchasable upon exercise of all or part of the Warrant.

A =	the Warrant Price.

B =	the Per Share Market Value of one share of common stock.

In the event that:

•
we issue or sell or are deemed to have issued or sold any shares of our common stock other than certain excluded securities for a consideration that is less than the then current exercise price, then the current exercise price shall be adjusted to the lower exercise price;

•
we issue or sell any convertible securities (including options) that entitles any one to acquire shares of our common stock or common stock equivalents at an effective price per share that is less than the then current exercise price (the “base share price”), then the exercise price shall be reduced to equal such base shares price and the number of shares issuable upon exercise of such warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

•
we: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of our common stock or any other equity or equity equivalent securities payable in shares of common stock, (B) subdivides outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of our capital stock, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event and the number of shares issuable upon exercise of this warrant shall be proportionately adjusted.

Pursuant to the Warrants, no holder may exercise such holder’s Warrant if such exercise would result in the holder beneficially owning in excess of 9.9% of our then issued and outstanding common stock. A holder may, however, waive this provision by providing us with 61 days’ notice that such holder wishes to waive this restriction with regard to any or all shares of common stock issuable upon exercise of such holder’s Warrants.

Transfer Agent and Registrar for our Common Stock

The transfer agent and registrar for our common stock is StockTrans, Inc. Its address is 44 W. Lancaster Avenue, Ardmore, PA 19003 and its telephone number is (610) 649-7300.

Listing on NASDAQ

Our common stock is currently traded on the NASDAQ Global Market under the symbol “VALV”.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3). Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act. Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses reasonably incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon conversion or exercise of certain Series A Preferred Stock and Warrants. Accordingly, there will be no dilution to our existing shareholders.

SELLING STOCKHOLDERS

The securities being offered hereunder are being offered by the selling shareholders listed below or their respective transferees, pledgees, donees or successors. Each selling shareholder may from time to time offer and sell any or all of such selling shareholder’s shares that are registered under this prospectus. Because no selling shareholder is obligated to sell shares, and because the selling shareholders may also acquire publicly traded shares of our common stock, we cannot accurately estimate how many shares each selling shareholder will own after the offering.

All expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any selling shareholder in connection with the sale of shares.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer that has any agreement or understanding to distribute any of the shares being registered.

Except as set forth below, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company.

Castle Bison, Inc., a selling stockholder, is a California corporation owned and controlled by Raul Silvestre. Mr. Silvestre was counsel to Southern Sauce Company, Inc. from February 14, 2008 through June 9, 2008. Prior to June 9, 2008, Castle Bison, Inc. owned approximately 5.44% of our outstanding common stock, or 85,000 shares, of which 58,334 shares are being registered in the prospectus. Therefore, Castle Bison, Inc. could be deemed to have been our affiliate at that time.

Vision Opportunity China LP, a selling stockholder, purchased 677,500 shares of our common stock from David E. Jordan and other affiliates on February 14, 2008, becoming the holder of approximately 46% of Southern Sauce Company, Inc.’s then outstanding stock. Therefore, Vision Opportunity China LP could be deemed to have been our affiliate at that time. The remainder of Vision’s shares being registered in the registration statement of which this prospectus forms a part was acquired in a private placement completed on June 11, 2008.

John Vogel, a selling stockholder, served as our Chief Executive Officer from March 19, 2008 until June 9, 2008 and a director of Southern Sauce Company, Inc., from February 14, 2008 until June 9, 2008. On June 9, 2008, Mr. Vogel received the 6,000 shares of common stock being registered as compensation for his services.

Robert Scherne, a selling stockholder, served as Controller of Southern Sauce Company, Inc. from February 14, 2008 until June 9, 2008. On June 9, 2008, Mr. Scherne received the 12,316 shares of common stock being registered as compensation for his services.

The table set forth below lists the names of the selling stockholders as well as (1) the number of shares of common stock acquired by each of the selling stockholders that are being registered; (2) the number of shares underlying the Series A Preferred Stock acquired by each of the selling stockholders in the private placement that are being registered and (3) the number of shares underlying the Warrants acquired by each of the selling stockholders and the consultants in the private placements that are being registered.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

After due inquiry and investigation and based on information provided by the selling stockholders, none of the selling stockholders has an existing short position in our stock.

Other than as described in this prospectus, we have not in the past three years engaged in any securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

In addition, other than in connection with the contractual obligations set forth in (i) the Merger Agreement and Plan of Reorganization entered into between the Company, the Shen Kun shareholders and certain selling stockholders on June 9, 2008, (ii) the June 2008 securities purchase agreement and the related registration rights agreement entered into between the Company and the selling stockholder who invested in the June 2008 Financing, (iii) the registration rights agreement dated June 10, 2008 with the holders of the common stock who acquired their shares prior to the private placement, and (iv) the July 2008 securities purchase agreement and the related registration rights agreement entered into between the Company and the selling stockholder who invested in the July 2008 Financing, we do not have any agreement or arrangement with any selling stockholder with respect to the performance of any current or future obligations.

The following table sets forth, with respect to the selling shareholders (i) the number of shares of common stock beneficially owned as of January 4, 2011 and prior to the offering contemplated hereby, which includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date, (ii) the maximum number of shares of common stock which may be sold by the selling shareholders under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling shareholders. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 26,706,644 shares outstanding as of the date of this prospectus.

Stockholder	Total Number of Shares of Common Stock Held Prior to Offering	Number of Shares of common stock Held and Offered Pursuant to this Prospectus	Number of Shares of common stock Underlying Preferred Shares and Warrants Held and Offered Pursuant to this Prospectus	Shares Beneficially Owned Before Offering (Percentage) (1) (2)		Shares Beneficially Owned After the Offering (Number) (1)	Shares Beneficially Owned After the Offering (Percentage) (2)
Vision Opportunity China LP (3)				9.9	%(3)(4)		9.9	%(3)(4)
Common stock	267,089	267,089				0
Preferred Shares (10)	5,015,526		2,957,763			2,957,763
Warrants (10)	7,098,632		3,549,316			3,549,316

Blue Ridge Investments, LLC (5)
Common stock	0	0		9.9	%(4)(5)	0	9.9	%(4)(5)
Preferred Shares	1,971,842		985,921			985,921
Warrants	2,366,211		1,183,106			1,183,106

Castle Bison, Inc. (6)	53,250	10,000	0	*	%	43,250	*	%
Shadow Capital, LLC (7)	10,000	10,000	0	*	%	0	0
Michael Withers	12,000	12,000	0	*	%	0	0
Robert Scherne (8)	12,316	12,316	0	*	%	0	0
John Vogel (9)	6,000	6,000	0	*	%	0	0

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)
As of January 4, 2011, there were 26,706,611 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on January 4, 2011, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of January 4, 2011), and (b) the denominator is the sum of (i) the 26,706,611 shares outstanding on January 4, 2011and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of January 4, 2011.

(3)
Vision Opportunity China LP acquired 677,500 shares of our common stock on February 14, 2008. Vision Opportunity China LP also acquired Series A Preferred Stock convertible into 5,915,526 shares of common stock and Warrants to purchase up to 7,098,632 shares of common stock in the June 2008 Financing that closed on June 11, 2008, subject to a 9.9% limitation on beneficial ownership of common stock as more fully described in note 4 below. Pursuant to the terms of the registration rights agreement dated June 10, 2008 entered into by and between Vision Opportunity China LP and Southern Sauce, we agreed to register 50% of the shares of common stock underlying the Series A Preferred Stock owned by Vision Opportunity China LP and 50% of shares of common stock underlying Warrant. As such, the following shares are being registered: (i) 267,089 shares of common stock acquired by Vision Opportunity China LP on February 14, 2008; (ii) 2,957,763 shares out of 5,015,526 shares of common stock underlying Vision Opportunity China LP’s outstanding Series A Preferred Stock, and (iii) 3,549,316 shares out of 7,098,632 shares of common stock underlying Vision Opportunity China LP’s outstanding Warrant. Adam Benowitz has sole voting power and sole dispositive power over the shares.

(4)
Pursuant to the terms of the Warrants and the certificate of designation for the Series A Preferred Stock, at no time may a purchaser of Series A Preferred Stock convert such purchaser’s shares into shares of our common stock if the conversion would result in such purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of common stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the waiver notice. Similarly under the terms of the Warrant, at no time may a holder exercise such holder’s Warrant if the exercise would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of common stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the shares referenced in the waiver notice. In the absence of the 9.9% beneficial ownership limitation, Vision Opportunity China LP would be deemed to be the beneficial owner of 12,381,247 shares of common stock (35.07%), and Blue Ridge Investments, LLC would be deemed to be the beneficial owner of 4,338,053 shares of common stock (15.76%). The 9.9% beneficial ownership limitation does not prevent a stockholder from selling some of its holdings and then receiving additional shares. Accordingly, each stockholder could exercise and sell more than 9.9% of our common stock without ever at any one time holding more than this limit.

(5)
Blue Ridge Investments, LLC acquired Series A Preferred Stock convertible into 1,971,842 shares of common stock and Warrants to purchase up to 2,366,211 shares of common stock in the July 2008 Financing that closed on July 18, 2008, subject to a 9.9% limitation on beneficial ownership of common stock as more fully described in note 4 below. Pursuant to the terms of the registration rights agreement dated July 18, 2008 entered into by and between Blue Ridge Investments, LLC and Southern Sauce, we agreed to register 50% of the shares of common stock underlying the Series A Preferred Stock owned by Blue Ridge Investments, LLC and 50% of shares of common stock underlying Warrant. As such, the following shares are being registered: (i) 985,921 shares out of 1,971,842 shares of common stock underlying Blue Ridge Investments, LLC’s Series A Preferred Stock, and (iii) 1,183,106 shares out of 2,366,211 shares of common stock underlying Blue Ridge Investments, LLC’s Warrant. Peter Santry has sole voting and dispositive power over the shares of Blue Ridge Investments, LLC. Mr. Santry disclaims beneficial ownership of these shares.

(6)
Raul Silvestre, the President of Castle Bison, Inc. has sole voting and dispositive power over the shares of Castle Bison, Inc. Mr. Silvestre acted as our legal counsel from February 14, 2008 to June 9, 2008. Of the 53,250 shares owned by Castle Bison, Inc., 10,000 shares are being registered.

(7)	Kent Garlinghruse is deemed to have sole voting and dispositive power over the shares of Shadow Capital, LLC.

(8)	On June 9, 2008, Mr. Scherne, our former Controller, received 15,000 shares of our common stock as consideration for services rendered.

(9)	On June 9, 2008, Mr. Vogel, a former CEO and director of our Company and, received 6,000 shares of our common stock as consideration for services rendered.

(10)	The shares of common stock underlying the Preferred Shares and Warrants are being registered and offered pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions, including gifts;

•	covering short sales made after the date of this prospectus.

•	pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method of sale permitted pursuant to applicable : law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than pursuant to this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders and their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be an “underwriters” as that term is defined under the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholders propose to sell shares to an underwriter, we will be required to amend this prospectus to reflect the terms of the underwritten offering.

The selling stockholders may pledge shares to brokers under the margin provisions of customer agreements. If the selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event the selling stockholders is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and the broker-dealer.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Shengkai Innovations, Inc. as of June 30, 2010 and 2009 and for each of the years in the two-year period ended June 30, 2010 appearing in Shengkai Innovations, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2010 have been audited by Albert Wong & Co., with respect to the year ended June 30, 2009, and BDO China Li Xin Da Hua CPA Co., Ltd., with respect to the year ended June 30, 2010, as set forth in each of their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2010 filed with the SEC on November 15, 2010;

•	Our Annual Report on Form 10-K for the year ended June 30, 2010 filed with the SEC on September 28, 2010;

•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the six months ended December 31, 2009 filed with the SEC on October 13, 2010;

•	Our Quarterly Report on Form 10-Q/A (Amendment No. 2) for the three months ended March 31, 2010 filed with the SEC on October 13, 2010;

•	Our Quarterly Report on Form 10-Q/A for the three months ended September 30, 2009 filed with the SEC on August 19, 2010;

•	Our Quarterly Report on Form 10-Q/A for the three months ended December 31, 2009 filed with the SEC on August 19, 2010;

•	Our Quarterly Report on Form 10-Q/A for the three months ended March 31, 2010 filed with the SEC on August 19, 2010;

•	Our Current Report on Form 8-K filed with the SEC on August 9, 2010;

•	Our Current Report on Form 8-K filed with the SEC on August 26, 2010;

•	Our Current Report on Form 8-K filed with the SEC on September 7, 2010;

•	Our Current Report on Form 8-K filed with the SEC on September 17, 2010;

•	Our Current Report on Form 8-K filed with the SEC on September 30, 2010;

•	Our Current Report on Form 8-K filed with the SEC on November 17, 2010;

•	Our Current Report on Form 8-K filed with the SEC on November 18, 2010;

•	Our Current Report on Form 8-K filed with the SEC on November 19, 2010;

•	Our Current Report on Form 8-K filed with the SEC on November 24, 2010;

•	Our Current Report on Form 8-K filed with the SEC on December 6, 2010;

•	Our Current Report on Form 8-K filed with the SEC on December 16, 2010;

•	Our Current Report on Form 8-K filed with the SEC on December 17, 2010;

•	Our Current Report on Form 8-K filed with the SEC on December 22, 2010;
•
The description of our Common Stock contained in the our Registration Statement on Form 8-A filed May 24, 2010 (File No. 001-34587), including any amendment or report filed for the purpose of updating such description; and

•
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of this offering; and

•
All reports and other documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to effectiveness of the registration statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Shengkai Innovations, Inc., No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area, Tianjin, People’s Republic of China 300350. Our telephone number is (86) 22-2858-8899. Our website is located at www.shengkaiinnovations.com.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

9,036,761 Shares

Shengkai Innovations, Inc.

Common Stock

Prospectus
                 , 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$6,190.09
Printing and engraving expenses	10,000
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	10,000
Miscellaneous expenses	15,000

Total	$71,190.09

Item 15. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3). Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act. Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses reasonably incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Description of Document

4.1	Form of Series A Warrant, June 2008 Financing.*
4.2	Securities Purchase Agreement, dated as of June 10, 2008, by and among the Company and the Purchasers.*
4.3	First Amendment to Securities Purchase Agreement, dated as of June 23, 2008, by and among the Company and the Purchasers.*
4.4	Registration Rights Agreement, dated as of June 10, 2008, by and among the Company and the Purchasers.*
4.5	Registration Rights Agreement dated as of June 10, 2008, by and among the Company and the Shell Shareholders.*
4.6	Form of Lock-Up Agreement, dated as of June 10, 2008, by and among the Company and certain Shareholders.*
4.7	Form of Series A Warrant, July 2008 Financing.**
4.8	Securities Purchase Agreement, dated as of July 18, 2008, by and among the Company and Blue Ridge Investments, LLC.**
4.9	Registration Rights Agreement, dated as of July 18, 2008, by and among the Company and Blue Ridge Investments, LLC.**
4.10	Articles of Amendment to the Articles of Incorporation, setting forth the Certificate of Designations authorizing the Series A Preferred Stock.*
5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
23.1	Consent of Albert Wong & Co.
23.2	Consent of BDO China Li Xin Da Hua CPA Co., Ltd.
23.3	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

*	Incorporated by reference to our current report on Form 8-K/A filed with the SEC on June 23, 2008.
**	Incorporated by reference to our current report on Form 8-K filed with the SEC on July 24, 2008.

Item 17. Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tianjin, People’s Republic of China, on January 20, 2011.

Shengkai Innovations, Inc.

By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David Ming He
David Ming He
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wang Chen, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-3 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Wang Chen	Chief Executive Officer and Director (Principal Executive Officer)	January 20, 2011
Wang Chen

/s/ David Ming He	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 20, 2011
David Ming He

/s/ Guo Wei	Director	January 20, 2011
Guo Wei

/s/ Michael Marks	Director	January 20, 2011
Michael Marks

/s/ Jun Leng	Director	January 20, 2011
Jun Leng

/s/ Ruizhu Mu	Director	January 20, 2011
Ruizhu Mu